Exhibit 1.1

4,400,000 Shares*

Bottomline Technologies (de), Inc.

Common Stock

UNDERWRITING AGREEMENT

June 29, 2005

NEEDHAM & COMPANY, LLC

ADAMS HARKNESS, INC.

A.G. EDWARDS & SONS, INC.

THOMAS WEISEL PARTNERS LLC

    As Representatives of the several Underwriters

    c/o Needham & Company, LLC

    445 Park Avenue

    New York, New York 10022

Ladies and Gentlemen:

Bottomline Technologies (de), Inc., a Delaware corporation (the “Company”), proposes to issue and sell 3,150,000 shares (the “Company Firm Shares”) of the Company’s Common Stock, $.001 par value per share (the “Common Stock”), and the stockholders of the Company named in Schedule II hereto (the “Selling Stockholders”) propose to sell an aggregate of 1,250,000 shares (the “Selling Stockholder Firm Shares”) of Common Stock, in each case to you and to the several other Underwriters named in Schedule I hereto (collectively, the “Underwriters”), for whom you are acting as representatives (the “Representatives”). The Company and the Selling Stockholders also agreed to grant to you and the other Underwriters an option (the “Option”) to purchase up to an additional 410,000 shares (the “Company Option Shares”) and 250,000 shares (the “Selling Stockholder Option Shares”) of Common Stock, respectively, on the terms and for the purposes set forth in Section 1(b). The Company Firm Shares and the Selling Stockholder Firm Shares are referred to collectively herein as the “Firm Shares,” and the Firm Shares and the Option Shares are referred to collectively herein as the “Shares.”

The Company and each of the Selling Stockholders severally and not jointly confirm as follows their respective agreements with the Representatives and the several other Underwriters.

1. Agreement to Sell and Purchase.

(a) On the basis of the representations, warranties and agreements of the Company and the Selling Stockholders herein contained and subject to all the terms and conditions of this Agreement, (i) the Company agrees to issue and sell the Company Firm Shares to the several Underwriters, (ii) each Selling Stockholder, severally and not jointly, agrees to sell to the several Underwriters the respective number of Selling Stockholder Firm Shares set forth opposite that Selling Stockholder’s name on Schedule II hereto and (iii) each of the Underwriters, severally and not jointly, agrees to purchase from the Company and the Selling Stockholders the respective number of Firm Shares set forth opposite that Underwriter’s name in Schedule I hereto, at the purchase price of $13.23 for each Firm Share. The number of Firm Shares to be purchased by each Underwriter from the Company and each Selling Stockholder shall be as nearly as practicable in the same proportion to the total number of Firm Shares being sold by the Company and each Selling Stockholder as the number of Firm Shares being purchased by each Underwriter bears to the total number of Firm Shares to be sold hereunder.

*	Plus an option to purchase up to an additional 660,000 shares to cover over-allotments.

(b) Subject to all the terms and conditions of this Agreement, the Company and the Selling Stockholders grant the Option to the several Underwriters to purchase, severally and not jointly, up to the maximum number of Option Shares at the same price per share as the Underwriters shall pay for the Firm Shares. The Option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of this Agreement upon written or telegraphic notice (the “Option Shares Notice”) by the Representatives to the Company and the Selling Stockholders no later than 12:00 noon, New York City time, at least two and no more than five business days before the date specified for closing in the Option Shares Notice (the “Option Closing Date”), setting forth the aggregate number of Option Shares to be purchased and the time and date for such purchase. On the Option Closing Date, the Company will issue and sell and the Selling Stockholders will sell to the Underwriters the number of Option Shares set forth in the Option Shares Notice, and each Underwriter will purchase such percentage of the Option Shares as is equal to the percentage of Firm Shares that such Underwriter is purchasing, as adjusted by the Representatives in such manner as they deem advisable to avoid fractional shares. All sales by the Company and the Selling Stockholders of the Option Shares will be made pro rata based on the number of Option Shares set forth next to their names on Schedule II hereto.

2. Delivery and Payment. Delivery of the Firm Shares shall be made to the Representatives for the accounts of the Underwriters against payment of the purchase price by wire transfer payable in same-day funds to the order of the Company for the Company Firm Shares to be sold by it and to the Selling Stockholders for the Firm Shares to be sold by the Selling Stockholders at the office of Needham & Company, LLC, 445 Park Avenue, New York, New York 10022, at 10:00 a.m., New York City time, on the third (or, if the purchase price set forth in Section 1(b) hereof is determined after 4:30 p.m., Washington D.C. time, the fourth) business day following the execution of this Agreement, or at such time on such other date, not later than seven business days after the date of this Agreement, as may be agreed upon by the Company and the Representatives (such date is hereinafter referred to as the “Closing Date”).

To the extent the Option is exercised, delivery of the Option Shares against payment by the Underwriters (in the manner specified above) will take place at the offices specified above for the Closing Date at the time and date (which may be the Closing Date) specified in the Option Shares Notice.

Certificates evidencing the Shares shall be in definitive form and shall be registered in such names and in such denominations as the Representatives shall request at least two business days prior to the Closing Date or the Option Closing Date, as the case may be, by written notice to the Company. For the purpose of expediting the checking and packaging of certificates for the Shares, the Company agrees to make such certificates available for inspection at least 24 hours prior to the Closing Date or the Option Closing Date, as the case may be.

The cost of original issue tax stamps and other transfer taxes, if any, in connection with the issuance and delivery of the Firm Shares and Option Shares by the Company to the respective Underwriters shall be borne by the Company. The Company will pay and save each Underwriter and any subsequent holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of the Shares.

3. Representations and Warranties of the Company. The Company represents, warrants and covenants to each Underwriter that:

(a) A registration statement on Form S-3 (File No. 333-122906) (the “Initial Registration Statement”) in respect of the stock has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, which became effective upon filing, no other document with respect to the Initial

Registration Statement or document incorporated by reference therein has heretofore been filed with the Commission of which the Company has not advised you; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424 of the Rules and Regulations, is hereinafter called a “preliminary prospectus”); the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including (i) the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act and (ii) the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time such part of the Initial Registration Statement became effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; and such final prospectus, in the form most recently filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any reference herein to any preliminary prospectus or the Prospectus shall be deemed to refer to and including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such preliminary prospectus or Prospectus, as the case may be, any reference to any amendment or supplement to any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such preliminary prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in such preliminary prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statement. No document has been or will be prepared or distributed in reliance on Rule 434 under the Act. No order preventing or suspending the use of any preliminary prospectus has been issued by the Commission.

(b) On the date hereof, the date the Prospectus is first filed with the Commission pursuant to Rule 424(b) (if required), at all times during the period from the date hereof through and including the Closing Date and, if later, the Option Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included or incorporated by reference in the Prospectus, did and will comply in all material respects with all applicable provisions of the Act, the Exchange Act, the rules and regulations under the Exchange Act (the “Exchange Act Rules and Regulations”), and the Rules and Regulations and will contain all statements required to be stated therein in accordance with the Act, the Exchange Act, the Exchange Act Rules and Regulations, and the Rules and Regulations. On the date that the Initial Registration Statement became effective and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement, the Prospectus or any such amendment or supplement thereto did or will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. On the date that the Initial Registration Statement became effective, the date the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission and at the Closing Date and, if later, the Option Closing Date, the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. The Company acknowledges that the statements set forth under the heading “Underwriting” in the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement.

(c) The documents that are incorporated by reference in the preliminary prospectus and the Prospectus or from which information is so incorporated by reference, when they became or become effective or were or are filed with the Commission, as the case may be, complied or will comply in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations or the Exchange Act Rules and Regulations, as applicable; and any documents so filed and incorporated by reference subsequent to the effective date of the Initial Registration Statement shall, when they are filed with the Commission, comply in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations or the Exchange Act Rules and Regulations, as applicable.

(d) The Company has no “significant subsidiaries,” as such term is defined in Rule 1-02(w) of Regulation S-X of the Commission, other than HMSL Group Limited and those entities listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004 (the “Subsidiaries”), it being agreed the Company is not making a representation that each Subsidiary is a “significant subsidiary.” The Company and each of its Subsidiaries is, and at the Closing Date and, if later, the Option Closing Date, will be, a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company and each of its Subsidiaries has, and at the Closing Date and, if later, the Option Closing Date, will have, full power and authority to conduct their respective businesses as contemplated by the Prospectus, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. The Company and each of its Subsidiaries is, and at the Closing Date and, if later, the Option Closing Date, will be, duly licensed or qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such license or qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not materially and adversely affect the Company and its Subsidiaries, taken as a whole, or their respective businesses, properties, business prospects, conditions (financial or other) or results of operations, taken as a whole (such effect is referred to herein as a “Material Adverse Effect”). All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and, except as disclosed in the Prospectus, are owned by the Company or another Subsidiary free and clear of all claims, liens, charges and encumbrances; there are no securities outstanding that are convertible into or exercisable or exchangeable for capital stock of any Subsidiary. The Company and its Subsidiaries are not, and at the Closing Date and, if later, the Option Closing Date, will not be, engaged in any discussions or a party to any agreement or understanding, written or oral, regarding the acquisition of an interest in any corporation, firm, partnership, joint venture, association or other entity where such discussions, agreements or understandings would require amendment to the Registration Statement pursuant to applicable securities laws. Complete and correct copies of the certificate of incorporation and bylaws or comparable organizational documents of the Company and each of its Subsidiaries and all amendments thereto have been made available to the Representatives, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date or, if later, the Option Closing Date.

(e) The Company has authorized, issued and outstanding capital stock as set forth under the caption “Capitalization” in the Prospectus as of the date set forth therein. All of the outstanding shares of capital stock of the Company (including the Selling Stockholder Firm Shares and Selling Stockholder Option Shares to be sold by the Selling Stockholders under this Agreement) have been duly authorized, validly issued and are fully paid and nonassessable and were issued in compliance with all applicable state and federal securities laws; the Company Firm Shares and the Company Option Shares have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and nonassessable; no preemptive or similar rights exist with respect to any of the Shares or the issue and sale thereof. The description of the capital stock of the Company in the Registration Statement and the Prospectus is, and at the Closing Date and, if later, the Option Closing Date, will be, complete and accurate in all material respects. Except as set forth in the Prospectus and except for options granted under the Company’s stock option, incentive, purchase and other equity plans (the “Company Stock Plans”) in the ordinary course of business, the Company does not have outstanding, and at the Closing Date and, if later, the Option Closing Date, will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of capital stock, or any such warrants, convertible securities or obligations. No further approval or authority of stockholders or the Board of Directors of the Company will be required for the transfer and sale of the Selling Stockholder Firm Shares or Selling Stockholder Option Shares or the issuance and sale of the Company Firm Shares and the Company Option Shares as contemplated herein.

(f) The financial statements and schedules included or incorporated by reference in the Registration Statement or the Prospectus present fairly the financial condition of the Company and its consolidated Subsidiaries as of the respective dates thereof and the results of operations and cash flows of the Company and its consolidated Subsidiaries for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the

Prospectus. No other financial statements or schedules of the Company are required by the Act, the Exchange Act, the Exchange Act Rules and Regulations or the Rules and Regulations to be included in the Registration Statement or the Prospectus. Ernst & Young, LLP (the “Accountants”), who have reported on such financial statements and schedules, are an independent registered public accounting firm with respect to the Company as required by the Act and the Rules and Regulations and Rule 3600T of the Public Company Accounting Oversight Board (“PCAOB”). The summary and selected consolidated financial data included in the Registration Statement present fairly the information shown therein and have been compiled on a basis consistent with the financial statements presented in the Registration Statement.

(g) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to or on the Closing Date and, if later, the Option Closing Date, except as set forth in or contemplated by the Registration Statement and the Prospectus, (i) there has not been and will not have been any change in the capitalization of the Company (other than in connection with the grant or exercise of options to purchase the Common Stock pursuant to the Company Stock Plans from the shares reserved therefor as described in the Registration Statement), or any Material Adverse Effect arising for any reason whatsoever, (ii) neither the Company nor any of its Subsidiaries has incurred nor will any of them incur, except in the ordinary course of business, any material liabilities or obligations, direct or contingent, nor has the Company or any of its Subsidiaries entered into nor will it enter into, except in the ordinary course of business, any material transactions other than pursuant to this Agreement and the transactions referred to herein and (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock.

(h) The Company is not, will not become as a result of the transactions contemplated hereby, and does not intend to conduct its business in a manner that would cause it to become, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(i) Except as set forth in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company, or any of its Subsidiaries or any of its or their officers in their capacity as such, nor any basis therefor, before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might result in a Material Adverse Effect.

(j) The Company and each Subsidiary has, and at the Closing Date and, if later, the Option Closing Date, will have, performed all the obligations required to be performed by it, and is not, and at the Closing Date, and, if later, the Option Closing Date, will not be, in default, under any contract or other instrument to which it is a party or by which its property is bound or affected, which failure or default might reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Company, no other party under any contract or other instrument to which it or any of its Subsidiaries is a party is in default in any respect thereunder, which default might reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is, and at the Closing Date and, if later, the Option Closing Date, will be, in violation of any provision of its certificate or articles of organization or bylaws or other organizational documents.

(k) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Company of the transactions on its part contemplated herein, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the bylaws and rules of the National Association of Securities Dealers, Inc. (the “NASD”) in connection with the purchase and distribution by the Underwriters of the Shares.

(l) The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company. The performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or conflict with or constitute a default under, or give any party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the certificate of incorporation or bylaws or comparable organizational documents of the Company or any of its Subsidiaries, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of its or their properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of its Subsidiaries.

(m) The Company and its Subsidiaries have good and marketable title to all properties and assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material to the business of the Company and its Subsidiaries taken as a whole. The Company and its Subsidiaries have valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by them. The Company and its Subsidiaries own or lease all such properties as are necessary to their operations as described in the Prospectus, except where the failure to so own or lease would not result in a Material Adverse Effect.

(n) There is no document, contract, permit or instrument, affiliate transaction or off-balance sheet transaction (including, without limitation, any “variable interests” in “variable interest entities,” as such terms are defined in Financial Accounting Standards Board Interpretation No. 46) of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required. All such contracts to which the Company or any of its Subsidiaries is a party have been duly authorized, executed and delivered by the Company or such Subsidiary, constitute valid and binding agreements of the Company or such Subsidiary and are enforceable against and by the Company or such Subsidiary in accordance with the terms thereof, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles.

(o) No statement, representation or warranty made by the Company in this Agreement or made in any certificate or document required by Section 6 of this Agreement to be delivered to the Representatives was or will be, when made, inaccurate, untrue or incorrect.

(p) The Company has not distributed and will not distribute prior to the later of (i) the Closing Date or, if later, the Option Closing Date, and (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any preliminary prospectuses, the Prospectus, the Registration Statement and other materials, if any, permitted by the Act and the Rules and Regulations. Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result, under the Act or otherwise, in, or that has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(q) No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement, which rights have not been waived by the holder thereof as of the date hereof.

(r) The Common Stock has been registered pursuant to Section 12(g) of the Exchange Act. The Company has filed a Notification Form: Listing of Additional Shares to list the Shares to be sold by the Company hereunder on The Nasdaq National Market (“NNM”). The Shares to be sold by the Selling Stockholders hereunder are listed on the NNM.

(s) Except as disclosed in or contemplated by the Prospectus (i) each of the Company and each of its Subsidiaries owns or has adequate rights to use all trademarks, trade names, domain names, patents, patent rights, copyrights, technology, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), service marks, trade dress rights, and other intellectual property (collectively, “Intellectual Property”) and has such other material licenses, approvals and governmental authorizations, in each case, sufficient to conduct its business as now conducted and as now proposed to be conducted, and, to the Company’s and its Subsidiaries’ knowledge, none of the material Intellectual Property rights owned or licensed by the Company or any of its Subsidiaries is invalid or unenforceable; (ii) to the knowledge of the Company, none of the material patent rights owned or licensed by the Company or its Subsidiaries is unenforceable or invalid; the Company or such Subsidiary, as the case may be, has duly and properly filed or caused to be filed with the United States Patent and Trademark Office (the “PTO”) all patent applications described or referred to in the Registration Statement and Prospectus as having been filed by the Company or such Subsidiary and believes that the Company or such Subsidiary has complied with the PTO’s duty of candor and disclosure for such patent applications; the Company is unaware of any facts which preclude the grant of a material patent from its pending material patent applications; the Company has no knowledge of any facts that would preclude the Company or such Subsidiary from having clear title to its pending patent applications; and the Company is unaware of the filing of any patent applications by third parties covering, or any other rights of third parties to any, of the Company’s material Intellectual Property; (iii) the Company has no knowledge of any infringement by it or any of its Subsidiaries of Intellectual Property rights of others, where the Company believes such infringement would result in a Material Adverse Effect; (iv) the Company is not aware of any infringement, misappropriation or violation by others of, or conflict by others with rights of the Company or any of its Subsidiaries with respect to, any Intellectual Property owned by the Company or any of its Subsidiaries, where such infringement, misappropriation or violation would result in a Material Adverse Effect; (v) there is no claim being made against the Company or any of its Subsidiaries or, to the knowledge of the Company and its Subsidiaries, any employee of the Company or any of its Subsidiaries, regarding the alleged infringement of Intellectual Property used by the Company or any of its Subsidiaries that, if adversely determined, would result in a Material Adverse Effect; and (vi) the Company and its Subsidiaries have not received any notice of infringement with respect to any patent or any notice challenging the validity, scope or enforceability of any Intellectual Property owned by or licensed to the Company or any of its Subsidiaries, in each case the loss of which patent or Intellectual Property (or loss of rights thereto) would result in a Material Adverse Effect.

(t) The Company and each of its Subsidiaries have filed all federal, state, local and foreign income tax returns that have been required to be filed and have paid all taxes and assessments received by it to the extent that such taxes or assessments have become due. Neither the Company nor any of its Subsidiaries has any tax deficiency that has been or, to the knowledge of the Company, might be asserted or threatened against it that could result in a Material Adverse Effect.

(u) The non-GAAP financial measures set forth in the Prospectus reflect, subject to the limitations set forth in the Prospectus as to such non-GAAP financial measures, the results of operations of the Company and its Subsidiaries purported to be shown thereby for the periods indicated and conform to the requirements of Item 10 of Regulation S-K and Regulation G of the Rules and Regulations, and the management of the Company believes that such non-GAAP financial measures present fairly, with respect to the Company and its Subsidiaries, the non-GAAP financial measures purported to be shown therein at the respective dates or for the respective periods therein specified.

(v) The Company or its Subsidiaries owns or possesses all authorizations, approvals, orders, licenses, registrations, other certificates and permits of and from all governmental regulatory officials and bodies necessary to conduct their respective businesses as contemplated in the Prospectus, except where the failure to own or possess all such authorizations, approvals, orders, licenses, registrations, other certificates and permits would not result in a Material Adverse Effect. There is no proceeding pending or, to the knowledge of the Company, threatened (or any basis therefor known to the Company) that may cause any such authorization, approval, order, license, registration, certificate or permit to be revoked, withdrawn, cancelled, suspended or not renewed; and the Company and each of its Subsidiaries are conducting their respective businesses in compliance with all laws, rules and regulations applicable thereto (including, without limitation, all applicable federal, state and local environmental laws and regulations), except where such noncompliance would not result in a Material Adverse Effect.

(w) The Company maintains insurance of the types and in the amounts generally deemed adequate for its business and the businesses of its Subsidiaries, including, but not limited to, insurance covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

(x) Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any of its or their respective employees or agents has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

(y) The books, records and accounts of the Company and its Subsidiaries accurately and fairly reflect the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its Subsidiaries. The Company and each of its Subsidiaries maintains (x) systems of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (y) disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act).

(z) The Company satisfies the eligibility requirements in existence prior to October 21, 1992 for the use of a registration statement on Form S-3 for the offering of the Shares.

4. Representations, Warranties and Covenants of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents, warrants and covenants to each Underwriter that:

(a) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and for the sale and delivery of the Selling Stockholder Firm Shares and Selling Stockholder Option Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement, to make the representations, warranties and agreements hereunder, and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder.

(b) This Agreement has been duly authorized, executed and delivered by such Selling Stockholder.

(c) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the sale of the Selling Stockholder Firm Shares or Selling Stockholder Option Shares by such Selling Stockholder or the consummation by such Selling Stockholder of the transactions on its part contemplated by this Agreement, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the bylaws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Shares to be sold by such Selling Stockholder.

(d) The sale of the Selling Stockholder Firm Shares and Selling Stockholder Option Shares to be sold by such Selling Stockholder hereunder and the performance by such Selling Stockholder of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of such Selling Stockholder pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any of its properties is bound or affected, except for such impositions, breaches, violations or defaults as could not, individually or in the aggregate, reasonably be expected to (A) have a material adverse effect on such Selling Stockholder or (B) materially affect the ability of such Selling Stockholder to fulfill its obligations under this Agreement and consummate the transactions contemplated hereby, or (ii) violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to such Selling Stockholder or, if such Selling Stockholder is a corporation, partnership or other entity, the organizational documents of such Selling Stockholder.

(e) Such Selling Stockholder has, and at the Closing Date and, if later, the Option Closing Date, will have, good and marketable title to the Selling Stockholder Firm Shares and Selling Stockholder Option Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims whatsoever; and, upon delivery of such Selling Stockholder Firm Shares and payment therefor pursuant hereto, and assuming the Underwriters acquire such Selling Stockholder Firm Shares in good faith and have no notice of any adverse claim, good and marketable title to such Selling Stockholder Firm Shares, free and clear of all liens, encumbrances, equities or claims whatsoever, will be delivered to the Underwriters.

(f) On the Closing Date or, if later, the Option Closing Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Shares to be sold by such Selling Stockholder to the several Underwriters hereunder will have been fully paid or provided for by such Selling Stockholder and all laws imposing such taxes will have been fully complied with.

(g) Other than as permitted by the Act and the Rules and Regulations, such Selling Stockholder has not distributed and will not distribute any preliminary prospectus, the Prospectus or any other offering material in connection with the offering and sale of the Shares. Such Selling Stockholder has not taken and will not at any time take, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result in, or that will constitute, stabilization of the price of shares of Common Stock to facilitate the sale or resale of any of the Shares.

(h) All information with respect to such Selling Stockholder contained in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto complied or will comply in all material respects with all applicable requirements of the Act and the Rules and Regulations and does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(i) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

(j) Such Selling Stockholder, directly or indirectly, has not entered into any commitment, transaction, or other arrangement, including any prepaid forward contract, 10b5-1 plan or similar agreement, that transfers or may transfer any of the legal or beneficial ownership or any of the economic consequences of ownership of Common Stock, except as has been previously disclosed in writing to the Representatives.

5. Agreements of the Company and the Selling Stockholders.

(A) The Company covenants and agrees with the several Underwriters as follows:

(a) The Company will not, during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares by an Underwriter or a dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Representatives within a reasonable period of time prior to the filing thereof and the Representatives shall not have objected thereto in good faith.

(b) The Company will use its best efforts to cause the Registration Statement to remain effective, and will notify the Representatives promptly, and will confirm such advice in writing, (i) when any post-effective amendment thereto becomes effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the period mentioned in the third sentence of Section 5(e) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in the light of the circumstances in which they are made, not misleading, and (v) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus or the Prospectus.

If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. If the Company elects to rely upon Rule 462(b) under the Act, the Company shall file a registration statement under Rule 462(b) with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for such Rule 462(b) registration statement or give irrevocable instructions for the payment of such fee pursuant to the Rules and Regulations.

(c) The Company will furnish to each Representative, without charge, one signed copy of each of the Registration Statement and of any pre- or post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto and will furnish to the Representatives, without charge, for transmittal to each of the other Underwriters, a copy of the Registration Statement and any pre- or post-effective amendment thereto, including financial statements and schedules but without exhibits.

(d) The Company will comply with all the provisions of any undertakings contained in Part II of the Registration Statement.

(e) The Company will prepare the Prospectus in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) under the Act not later than the second business day following the execution and delivery of this Agreement; make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the Option Closing Date to which the Representatives shall reasonably object by notice to the Company after a reasonable period to review; advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed, or to furnish the Representatives with copies thereof; file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares. The Company will deliver to each of the Underwriters, without charge, as many copies of the Prospectus or any amendment or supplement thereto as the Representatives may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur that in the judgment of the Company or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to each of the Underwriters, without charge, such number of copies of such supplement or amendment to the Prospectus as the Representatives may reasonably request. The Company will not file any document under the Exchange Act or the Exchange Act Rules and Regulations before the termination of the offering of the Shares by the Underwriters, if such document would be deemed to be incorporated by reference into the Prospectus, unless a copy of such document has been submitted to the Representatives within a reasonable period of time prior to the filing thereof and the Representatives shall not have objected thereto in good faith.

(f) Prior to any public offering of the Shares, the Company will cooperate with the Representatives and counsel to the Underwriters in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may reasonably request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in any jurisdiction where it is not now so subject.

(g) The Company will, so long as and to the extent required under the Rules and Regulations, furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flow of the Company and its consolidated Subsidiaries, if any, certified by an independent registered public accounting firm) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date hereof), consolidated summary financial information of the Company and its Subsidiaries, if any, for such quarter in reasonable detail.

(h) During the period of five years commencing on the date hereof, the Company will furnish to the Representatives and each other Underwriter who may so request copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Representatives and each other Underwriter who may so request a copy of each annual or other report it shall be required to file with the Commission.

(i) The Company will make generally available to holders of its securities as soon as may be practicable, but in no event later than the Availability Date (as defined below), an earning statement (which need not be audited but shall be in reasonable detail) covering a period of 12 months commencing after the effective the date of Registration Statement that will satisfy the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations). For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the effective date of the Registration Statement, except that if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

(j) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or reimburse if paid by the Representatives, all costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement and in connection with the transactions contemplated hereby, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, Prospectus and any amendment or supplement to the Registration Statement or Prospectus, (ii) the preparation and delivery of certificates representing the Shares, (iii) the printing of this Agreement, the Agreement Among Underwriters, any Selected Dealer Agreements, any Underwriters’ Questionnaires, any Underwriters’ Powers of Attorney, and any invitation letters to prospective Underwriters, (iv) furnishing (including costs of shipping and mailing) such copies of the Registration Statement, the Prospectus and any preliminary prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, (v) the listing of the Shares on the NNM, (vi) any filings required to be made by the Underwriters with the NASD, and the reasonable fees, disbursements and other charges of counsel for the Underwriters in connection therewith, (vii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 5(f), including the reasonable fees, disbursements and other charges of counsel to the Underwriters in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (viii) fees, disbursements and other charges of counsel to the Company (but not those of counsel for the Underwriters, except as otherwise provided herein) and of the Accountants, (ix) the transfer agent for the Shares, and (x) any travel expenses of the Company’s officers, directors and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Shares. The Underwriters may deem the Company to be the primary obligor with respect to all costs, fees and expenses to be paid by the Company and by the Selling Stockholders.

(k) The Company will not at any time, directly or indirectly, take any action designed or that might reasonably be expected to cause or result in, or that will constitute, stabilization of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

(l) The Company will apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under “Use of Proceeds.”

(m) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, without the prior written consent of Needham & Company, LLC, the Company will not (1) offer, sell, contract to sell, pledge, grant options, warrants or rights to purchase, or otherwise dispose of any equity securities of the Company or any other securities convertible into or exchangeable for its Common Stock or other equity security (other than pursuant to the Company Stock Plans or pursuant to the conversion of convertible securities or the exercise of warrants in each case outstanding on the date of this Agreement) or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise; provided, however, that, notwithstanding clauses (1) or (2) above, the Company is not required to obtain the prior written consent of Needham & Company, LLC

(A) to file, or seek to declare effective, a registration statement with the Commission to register for resale not more than 185,000 shares of Common Stock issued by the Company in connection with the acquisition of HMSL Group Limited, or (B) to issue equity securities, options or warrants in connection with the acquisition by the Company or one of its subsidiaries of the assets or capital stock of another person, whether through, merger, asset acquisition, share exchange, stock purchase or otherwise, provided, however, that the recipients of any equity securities, options or warrants referred to in this clause (B) agree to enter into lock-up agreements in substantially the form as the second lock-up agreement appended to Schedule III hereto.

(n) During the period of 90 days after the date of the Prospectus, the Company will not file with the Commission or cause to become effective any registration statement relating to any securities of the Company without the prior written consent of Needham & Company, LLC; provided, however, that the Company is not required to obtain the prior written consent of Needham & Company, LLC (i) to file, or seek to declare effective, a registration statement with the Commission to register for resale not more than 185,000 shares of Common Stock issued by the Company in connection with the acquisition of HMSL Group Limited or (ii) to file a registration statement on Form S-8.

(o) The Company will cause each of its officers, directors and certain stockholders designated by the Representatives to, enter into lock-up agreements with the Representatives to the effect that they will not, without the prior written consent of Needham & Company, LLC, sell, contract to sell or otherwise dispose of any shares of Common Stock or rights to acquire such shares according to the terms set forth in Schedule III hereto.

(B) Each Selling Shareholder, severally and not jointly, covenants and agrees with the several Underwriters as follows:

(a) The Selling Stockholders will enter into lock up agreements with the Representatives to the effect that they will not, without the prior written consent of Needham & Company, LLC, sell, contract to sell or otherwise dispose of any shares of Common Stock or rights to acquire such shares according to the terms set forth in Schedule III hereto.

(b) The Selling Stockholders will pay (directly or by reimbursement) all fees and expenses of counsel for such Selling Stockholders and all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholders to the Underwriters hereunder.

6. Conditions of the Obligations of the Underwriters. The obligations of each Underwriter hereunder are subject to the following conditions:

(a) All filings required by Rule 424 of the Rules and Regulations shall have been made. If the Company has elected to rely upon Rule 462(b), the registration statement filed under Rule 462(b) shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement.

(b) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities, (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Representatives and the Representatives do not object thereto in good faith, and (v) the Representatives shall have received certificates, dated the Closing Date and, if later, the Option Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii) of this paragraph.

(c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as described in or contemplated by the Registration Statement and the Prospectus, and (ii) the Company shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not described in the Registration Statement and the Prospectus, if in the judgment of the Representatives any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares by the Underwriters at the initial public offering price.

(d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding (other than litigation identified in the Prospectus) instituted against the Company, any of its Subsidiaries, or any of its or their officers or directors in their capacities as such, before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would, in the judgment of the Representatives, result in a Material Adverse Effect.

(e) Each of the representations and warranties of the Company and the Selling Stockholders contained herein shall be true and correct in all respects (in the case of any representation or warranty containing a materiality or Material Adverse Effect qualification) or in all material respects (in the case of any representation or warranty without a materiality or Material Adverse Effect qualification) at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, and all covenants and agreements contained herein to be performed on the part of the Company or the Selling Stockholders and all conditions contained herein to be fulfilled or complied with by the Company or the Selling Stockholders at or prior to the Closing Date and, with respect to the Option Shares, at or prior to the Option Closing Date, shall have been duly performed, fulfilled or complied with.

(f) The Representatives shall have received an opinion, dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters from Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company with respect to the following matters:

(i) Each of the Company and Fleet Street (US) Corp., Bottomline Technologies Limited, Bottomline Technologies Europe Limited, Bottomline Transactional Services Limited and HMSL Group Limited (collectively, the “Material Subsidiaries”) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation; has the requisite corporate power and authority to conduct the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and Prospectus; and, where such concept is legally applicable, is duly licensed or qualified to do business and is in good standing as a foreign corporation in all jurisdictions listed in such opinion.

(ii) All of the outstanding shares of capital stock of the Company (including the Selling Stockholder Shares) have been duly authorized, validly issued and are fully paid and nonassessable.

(iii) The specimen certificate evidencing the Common Stock filed as an exhibit to the Company’s Annual Report on Form 10-K, as amended, for the fiscal year ended June 30, 2004 (the “2004 Form 10-K”) is in due and proper form under Delaware law, the Shares to be sold by the Company hereunder have been duly authorized and, when issued and paid for as contemplated by this Agreement, will be validly issued, fully paid and nonassessable; and no preemptive or similar rights exist under the Delaware General Corporation Law statute, the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws or any contract to which the Company is a party that is filed as an exhibit to the 2004 Form 10-K, with respect to any of the Shares or the issue and sale thereof.

(iv) All of the outstanding shares of capital stock of each Material Subsidiary have been duly authorized and validly issued and are owned of record by the Company or another Material Subsidiary.

(v) The authorized capital stock of the Company is as set forth in the Registration Statement and the Prospectus under the caption “Capitalization.”

(vi) Except as may be required under the Act and the Rules and Regulations and the Exchange Act and the Exchange Act Rules and Regulations, no consent, approval, authorization or order of, or any filing or declaration with, any U.S. federal or Massachusetts state court or governmental agency or body is required for the consummation by the Company of the transactions on its part contemplated under this Agreement, except as may be required under the securities or Blue Sky laws of any foreign jurisdiction or of any state or other jurisdiction of the United States or by the NASD, as to which such counsel expresses no opinion.

(vii) The Company has all requisite corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(viii) The execution and delivery by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby, will not conflict with or constitute a breach of the charter or bylaws or comparable organizational documents of the Company or any of its Material Subsidiaries and, to such counsel’s knowledge, will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its Material Subsidiaries pursuant to the terms and provisions of, result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company is a party and that is filed as an exhibit to the 2004 Form 10-K, or violate or conflict with (1) any judgment, ruling, decree or order specifically naming the Company or any Material Subsidiary of which such counsel is aware or (2) any United States federal or Massachusetts state statute, rule or regulation that in the experience of such counsel is normally applicable in transactions of the type contemplated by this Agreement or the Delaware General Corporation Law statute.

(ix) The Company is not an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(x) The Shares have been duly authorized for quotation on the NASDAQ National Market.

(xi) To such counsel’s knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to shares of Common Stock or other securities to include such shares of Common Stock or other securities as part of the offering contemplated hereby which have not been waived or satisfied.

(xii) The Registration Statement has become effective under the Act and, to such counsel’s knowledge, (i) no stop order suspending the effectiveness of the Registration Statement has been issued and (ii) no proceeding for that purpose is pending before or threatened by the Commission.

In addition to the matters set forth above, Wilmer Cutler Pickering Hale and Dorr LLP shall state that in connection with the preparation of the Registration Statement and the Prospectus they have participated in conferences with officers and other representatives of the Company, representatives of and counsel for the Underwriters, and representatives of the independent registered public accounting firm of the Company, at which conferences the contents of the Registration Statement and the Prospectus were discussed. Such counsel shall further state that while the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such that they are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, subject to the foregoing and based on such participation and discussions, such counsel believes that:

(A) The Registration Statement, as of its effective date, and the Prospectus, as of the date thereof, appear on their face to be appropriately responsive in all material respects to the applicable requirements of the Act and the Rules and Regulations (other than the financial statements, including the notes and schedules and other financial and accounting data or information, or information relating to the Underwriters or the method of distribution of the Shares by the Underwriters, contained in or omitted from the Registration Statement or the Prospectus, as to which such counsel need express no belief).

(B) No facts have come to the attention of such counsel that caused them to believe that, (i) as of its effective date the Registration Statement (other than the financial statements, including the notes and schedules and other financial and accounting data or information, or information relating to the Underwriters or the method of distribution of the Shares by the Underwriters, contained therein or omitted therefrom, as to which such counsel need express no belief) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus, or any amendment or supplement thereto, as of its date and the Closing Date and, if later, the Option Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements, including the notes and schedules and other financial and accounting data or information, or information relating to the Underwriters or the method of distribution of the Shares by the Underwriters, contained therein or omitted therefrom, as to which such counsel need express no belief).

(C) The documents incorporated by reference in the Prospectus (other than the financial statements, schedules and other financial and accounting data contained therein, as to which such counsel need express no belief), when they were filed with the Commission, appeared on their face to be appropriately responsive in all material respects to the requirements of the Exchange Act and the Exchange Act Rules and Regulations.

(D) The statements under the caption “Description of Capital Stock” in the Prospectus and under the caption “Executive Compensation-Employment and other Agreements” in the Company’s 2004 Proxy Statement (as filed with the Commission on October 27, 2004), insofar as the statements constitute matters of law or legal conclusions or summarize the terms of agreements, are correct in all material respects.

(E) Such counsel is not aware of any action, proceeding or litigation pending or threatened against the Company or any of its Subsidiaries before any court, governmental or administrative agency or body that is required by the Act and the applicable Rules and Regulations to be described in the Registration Statement or the Prospectus that is not so described.

(F) Such counsel is not aware of any contract or document of a character required by the Act and the applicable Rules and Regulations to be filed as an exhibit to the Registration Statement that is not so filed.

Such counsel need not express any belief as to any statements in the Registration Statement or Prospectus regarding the Underwriters or the method of distribution of the Shares.

In rendering such opinion, such counsel may state that they render no opinion as to matters governed by the laws of jurisdictions other than the state laws of the Commonwealth of Massachusetts, the Delaware General Corporation Law statute and the United States federal law.

(g) The Representatives shall have received an opinion, dated the Closing Date, and, with respect to the Option Shares, the Option Closing Date, from Paul, Weiss, Rifkind, Wharton & Garrison, LLP, counsel to the Selling Stockholders, in the form set forth in Schedule IV hereto.

(h) The Representatives shall have received an opinion, dated the Closing Date and the Option Closing Date, from Brown Rudnick Berlack Israels LLP, counsel to the Underwriters, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Representatives.

(i) Concurrently with the execution and delivery of this Agreement, the Accountants shall have furnished to the Representatives a letter, dated the date of its delivery, addressed to the Representatives and in form and substance satisfactory to the Representatives, confirming that they are an independent registered public accounting firm with respect to the Company and its Subsidiaries as required by the Act and the Exchange Act and the Rules and Regulations and with respect to certain financial and other statistical and numerical information contained or incorporated by reference in the Registration Statement. At the Closing Date and, as to the Option Shares, the Option Closing Date, the Accountants shall have furnished to the Representatives a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from the Accountants, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than three days prior to the Closing Date and the Option Closing Date, as the case may be, which would require any change in their letter dated the date hereof if it were required to be dated and delivered at the Closing Date and the Option Closing Date.

(j) At the Closing Date and, as to the Option Shares, the Option Closing Date, there shall be furnished to the Representatives a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company on behalf of the Company, in form and substance satisfactory to the Representatives, to the effect that:

(i) Each signer of such certificate has carefully examined the Registration Statement and the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and (A) as of the date of such certificate, such documents are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not untrue or misleading and (B) in the case of the certificate delivered at the Closing Date and the Option Closing Date, since the date of effectiveness of the Registration Statement no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading.

(ii) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all respects (in the case of any representation or warranty containing a materiality or Material Adverse Effect qualification), or in all material respects (in the case of a representation or warranty without any materiality or Material Adverse Effect qualification).

(iii) Each of the covenants required to be performed by the Company herein on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be satisfied or fulfilled by the Company on or prior to the date of such certificate has been duly, timely and fully satisfied or fulfilled.

(k) At the Closing Date and, as to the Option Shares, the Option Closing Date, there shall be furnished to the Representatives a certificate, dated the date of its delivery, signed by the Selling Stockholders, in form and substance satisfactory to the Representatives, to the effect that the representations and warranties of the Selling Stockholders contained herein are true and correct in all material respects on and as of the date of such certificate as if made on and as of the date of such certificate, and each of the covenants and conditions required herein to be performed or complied with by the Selling Stockholders on or prior to the date of such certificate has been duly, timely and fully performed or complied with.

(l) On or prior to the Closing Date, the Representatives shall have received the executed agreements referred to in Section 5(A)(o) and 5(B)(a).

(m) The Shares shall be qualified for sale in such jurisdictions as the Representatives may reasonably request, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date or the Option Closing Date.

(n) Prior to the Closing Date, the Shares shall have been listed on the NNM.

(o) The Company and the Selling Stockholders shall have furnished to the Representatives such certificates, in addition to those specifically mentioned herein, as the Representatives may have reasonably requested as to the accuracy and completeness at the Closing Date and the Option Closing Date of any statement in the Registration Statement or the Prospectus, as to the accuracy at the Closing Date and the Option Closing Date of the representations and warranties of the Company and the Selling Stockholders herein, as to the performance by the Company and the Selling Stockholders of its and their respective obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Representatives.

7. Indemnification.

(a) The Company will indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus, or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading in the light of the circumstances in which they were made, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under law in connection with the transactions contemplated hereby; provided, however, that (i) the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives, on behalf of any Underwriter, expressly for inclusion in the Registration Statement, the preliminary prospectus or the Prospectus; and (ii) the Company will not be liable to any Underwriter, the directors, officers, employees or agents of such Underwriter or any person controlling such Underwriter with respect to any loss, claim, liability, expense, or damage arising out of or based on any untrue statement or omission or alleged untrue statement or omission to state a material fact in the preliminary prospectus that is corrected in the Prospectus if the person asserting any such loss, claim, liability, charge or damage purchased Shares from such Underwriter but was not sent or given a copy of the Prospectus at or prior to the written confirmation of the sale of such Shares to such person and if copies of the Prospectus were timely delivered to such Underwriter pursuant to Section 5 hereof. The Company acknowledges that the statements set forth under the heading “Underwriting” in the preliminary prospectus and the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of the Underwriters expressly for inclusion in the Registration Statement, the preliminary prospectus or the Prospectus. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b) Each Selling Stockholder, jointly and severally, will indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus, or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading in the light of the circumstances in which they were made, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of such Selling Stockholder contained herein or any failure of such

Selling Stockholder to perform its obligations hereunder or under law in connection with the transactions contemplated hereby; provided, however, that (i) such Selling Stockholder shall be liable regarding the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus only with respect to written information furnished to the Company or the Underwriters on behalf of such Selling Stockholder specifically for inclusion in the preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus (it being agreed and understood that for the purposes of this Section 7(b), the only information provided by such Selling Stockholder consists of (x) the name and address of the Selling Stockholder in the Prospectus, (y) the number of shares of Stock the Selling Stockholder is offering in the Prospectus and (z) the information relating to the Selling Stockholder listed in the Prospectus under the caption “Selling Stockholders” (including the footnotes thereto); (ii) such Selling Stockholder will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives, on behalf of any Underwriter, expressly for inclusion in the Registration Statement, the preliminary prospectus or the Prospectus; (iii) such Selling Stockholder will not be liable to any Underwriter, the directors, officers, employees or agents of such Underwriter or any person controlling such Underwriter with respect to any loss, claim, liability, expense, or damage arising out of or based on any untrue statement or omission or alleged untrue statement or omission to state a material fact in the preliminary prospectus that is corrected in the Prospectus if the person asserting any such loss, claim, liability, expense, or damage arising out of or based on any untrue statement or omission or alleged untrue statement or omission to state a material fact in the preliminary prospectus that is corrected in the Prospectus if the person asserting any such loss, claim, liability, charge or damage purchased Shares from such Underwriter but was not sent or given a copy of the Prospectus at or prior to the written confirmation of the sale of such Shares to such person and if copies of the Prospectus were timely delivered to such Underwriter pursuant to Section 5 hereof; and (iv) the liability of such Selling Stockholder under this Section 7(b) and Section 7(e) shall not exceed the product of the purchase price for each Share set forth in Section 1(a) hereof multiplied by the number of Shares sold by such Selling Stockholder hereunder. The Selling Stockholders acknowledge that the statements set forth under the heading “Underwriting” in the preliminary prospectus and the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of the Underwriters expressly for inclusion in the Registration Statement, the preliminary prospectus or the Prospectus. This indemnity agreement will be in addition to any liability that the Selling Stockholders might otherwise have.

(c) Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder, each director of the Company and each Selling Stockholder, each officer of the Company who signs the Registration Statement, each person, if any, who controls the Company and each Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company and each Selling Stockholder to each Underwriter, as set forth in Sections 7(a) and 7(b), but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives, on behalf of such Underwriter, expressly for use in the Registration Statement, the preliminary prospectus or the Prospectus. The Company and the Selling Stockholders acknowledge that the statements set forth under the heading “Underwriting” in the preliminary prospectus and the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of the Underwriters expressly for inclusion in the Registration Statement, the preliminary prospectus or the Prospectus. This indemnity will be in addition to any liability that each Underwriter might otherwise have.

(d) Any party that proposes to assert the right to be indemnified under this Section 7 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 7, notify each such indemnifying party in writing of the commencement of such action, enclosing with such notice a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 7 unless, and only to the extent that, such omission results in the loss of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed).

(e) If the indemnification provided for in this Section 7 is applicable in accordance with its terms but for any reason is held to be unavailable to or insufficient to hold harmless an indemnified party under paragraphs (a), (b), (c) and (d) of this Section 7 in respect of any losses, claims, liabilities, expenses and damages referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company or the Selling Stockholders from persons other than the Underwriters, such as persons who control the Company or the Selling Stockholders within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company or the Selling Stockholders, who also may be liable for contribution) by such indemnified party as a result of such losses, claims, liabilities, expenses and damages in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, with respect to the statements or omissions that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Representatives on behalf of the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 7(e) shall be deemed to include, for purposes of this Section 7(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(e), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts received by it and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 7(e) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 7(e), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against any such party in respect of which a claim for contribution may be made under this Section 7(e), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 7(e). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld or delayed).

(f) The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters, (ii) acceptance of any of the Shares and payment therefor, or (iii) any termination of this Agreement.

8. Reimbursement of Certain Expenses. In addition to its other obligations under Section 7(a) of this Agreement, the Company hereby agrees to reimburse the Underwriters on a quarterly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon, in whole or in part, any statement or omission or alleged statement or omission, or any inaccuracy in the representations and warranties of the Company or the Selling Stockholders contained herein or failure of the Company or the Selling Stockholders to perform its or their respective obligations hereunder or under law, all as described in Sections 7(a) and 7(b), notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 8 and the possibility that such payment might later be held to be improper; provided, however, that, to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them.

9. Termination. The obligations of the several Underwriters under this Agreement may be terminated at any time on or prior to the Closing Date (or, with respect to the Option Shares, on or prior to the Option Closing Date), by notice to the Company and the Selling Stockholders from the Representatives, without liability on the part of any Underwriter to the Company or any Selling Stockholder if, prior to delivery and payment for the Firm Shares or Option Shares, as the case may be, in the sole judgment of the Representatives, (i) trading in any of the equity securities of the Company shall have been suspended or limited by the Commission or by The Nasdaq Stock Market, (ii) trading in securities generally on The Nasdaq Stock Market shall have been suspended or limited or minimum or maximum prices shall have been generally established in such market, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such market, by order of the Commission or any court or other governmental authority, or by The Nasdaq Stock Market, (iii) a general banking moratorium shall have been declared by federal, New York State or Massachusetts authorities or any material disruption of the securities settlement or clearance services in the United States shall have occurred, or (iv) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States, any outbreak or material escalation of hostilities involving the United States, a declaration of a national emergency or war by the United States, or other calamity or crisis, either within or outside the United States, shall have occurred, the effect of which is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with completion of the public offering or the delivery of and payment for the Shares.

If this Agreement is terminated pursuant to Section 9 hereof, neither the Company nor any Selling Stockholder shall be under any liability to any Underwriter except as provided in Sections 5(A)(j), 7 and 8 hereof;

but, if for any other reason (other than a default by the Underwriters) the purchase of the Shares by the Underwriters is not consummated or if for any reason the Company shall be unable to perform its obligations hereunder, the Company and the Selling Stockholders will reimburse the Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriters) reasonably incurred by the Underwriters in connection with the offering of the Shares.

10. Substitution of Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase any of the Firm Shares that it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Firm Shares, the other Underwriters shall be obligated, severally and not jointly, to purchase the Firm Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase, in the proportions which the number of Firm Shares that they have respectively agreed to purchase pursuant to Section 1 bears to the aggregate number of Firm Shares which all such non-defaulting Underwriters have so agreed to purchase, or in such other proportions as the Representatives may specify; provided that in no event shall the maximum number of Firm Shares that any Underwriter has become obligated to purchase pursuant to Section 1 be increased pursuant to this Section 10 by more than one-ninth of such number of Firm Shares without the prior written consent of such Underwriter. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. If any Underwriter or Underwriters shall fail or refuse to purchase any Firm Shares that it or they agreed to purchase hereunder and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of the Firm Shares and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders for the purchase or sale of any Shares under this Agreement. Any action taken pursuant to this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11. Miscellaneous. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, 325 Corporate Drive, Portsmouth, New Hampshire 03801 Attention: Chief Executive Officer, with a copy to John A. Burgess, Esq., Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, (b) if to the Selling Stockholders, at the offices of General Atlantic LLC, 3 Pickwick Plaza, Greenwich, Connecticut 06830 Attention: David Rosenstein, with a copy to Raphael M. Russo, Esq., Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York, 10019, or (c) if to the Underwriters, to the Representatives at the offices of Needham & Company, LLC, 445 Park Avenue, New York, New York 10022, Attention: Corporate Finance Department, with a copy to Timothy C. Maguire, Esq., Brown Rudnick Berlack Israels LLP, One Financial Center, Boston, Massachusetts 02111. Any such notice shall be effective only upon receipt. Any notice under Section 9 or 10 may be made by telecopier or telephone, but if so made shall be subsequently confirmed in writing.

This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, the Selling Stockholders and the controlling persons, directors and officers referred to in Section 7, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” as used in this Agreement shall not include a purchaser, as such purchaser, of Shares from any of the several Underwriters.

Any action required or permitted to be made by the Representatives under this Agreement may be taken by them jointly or by Needham & Company, LLC.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Each of the Company, the Selling Stockholders and the Underwriters hereby waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the several Underwriters.

Very truly yours,

BOTTOMLINE TECHNOLOGIES (de), INC.

By:	/s/ Joseph L. Mullen
Title:	Chief Executive Officer

SELLING STOCKHOLDERS
(named in Schedule II hereto)
GENERAL ATLANTIC PARTNERS 74, L.P.
By:	General Atlantic LLC, its general partner

By:	/s/ Matthew Nimetz
Title:	Managing Director

GAP COINVESTMENT PARTNERS II, L.P.

By:	/s/ Matthew Nimetz
Title:	A General Partner

GAPSTAR, LLC
By:	General Atlantic LLC, its sole member

By:	/s/ Matthew Nimetz
Title:	Managing Director

GAPCO GmbH & Co. KG

By:	GAPCO Management GmbH, its general partner

By:	/s/ Matthew Nimetz
Title:	Managing Director

Confirmed as of the date first
above mentioned:

NEEDHAM & COMPANY, LLC
ADAMS HARKNESS, INC.
A.G. EDWARDS & SONS, INC.
THOMAS WEISEL PARTNERS LLC
Acting on behalf of themselves
and as the Representatives of
the other several Underwriters
named in Schedule I hereto.

By:	NEEDHAM & COMPANY, LLC

By:	/s/ Janice L. Triolo
Title:	Janice L. Triolo
Managing Director

SCHEDULE I

UNDERWRITERS

Underwriters	Number of Firm Shares to be Purchased
Needham & Company, LLC	1,760,000

Adams Harkness, Inc.	1,320,000

A.G. Edwards & Sons, Inc.	660,000

Thomas Weisel Partners LLC	660,000

Total	4,400,000

SCHEDULE II

	Total Number of Firm Shares to be Sold	Total Number of Option Shares to be Sold
Bottomline Technologies (de), Inc.	3,150,000	410,000
General Atlantic Partners 74, L.P.	1,028,231	205,646
GAP Coinvestment Partners II, L.P.	139,841	27,968
GapStar, LLC	80,327	16,066
GAPCO GmbH & Co. KG	1,601	320
Totals	4,400,000	660,000

SCHEDULE III

FORMS OF LOCK-UP AGREEMENT

Needham & Company LLC	June 20, 2005
ADAMS HARKNESS, INC.
A.G. EDWARDS & SONS, INC.
THOMAS WEISEL PARTNERS LLC
c/o Needham & Company, Inc.
445 Park Avenue
New York, New York 10022

Ladies and Gentlemen:

The undersigned is a holder of securities of Bottomline Technologies (de), Inc., a Delaware corporation (the “Company”), and wishes to facilitate the public offering of shares of the Common Stock (the “Common Stock”) of the Company pursuant to a take-down off the shelf (the “Offering”) under the Company’s Registration Statement on Form S-3 (file no. 333-122906). The undersigned recognizes that such Offering will be of benefit to the undersigned.

In consideration of the foregoing and in order to induce you to act as underwriters in connection with the Offering, the undersigned hereby agrees that, during the period commencing as of the date hereof and ending on the date that is ninety (90) days after the date of the final Prospectus Supplement relating to the Offering (the “Lock-Up Period”), the undersigned will not, without the prior written approval of Needham & Company, LLC, directly or indirectly, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, provided however that the foregoing shall not apply to any shares of Common Stock acquired by the undersigned on the open market after the date of the final Prospectus Supplement relating to the Offering. Any common stock received upon exercise of options granted to the undersigned will also be subject to this Agreement, provided that the exercise of such options by the undersigned will not be subject to this Agreement. A transfer of Common Stock or securities convertible into, or exercisable or exchangeable for Common Stock to a family member, family partnership, or trust, transfers upon the death of the undersigned to his or her executors, legatees or beneficiaries or a bona fide gift will not be subject to this Agreement, provided the transferee or donee agrees to be bound in writing by the terms of this Agreement prior to such transfer or the transfer is included in the exemption of shares provided below.

If (a) during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. In addition, the undersigned agrees that, without the prior written consent of Needham & Company, LLC, the undersigned will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

Notwithstanding the foregoing, after August 15, 2005, the undersigned may, without the prior written consent of Needham & Company, LLC, make offers, sales, contracts to sell, pledges, gifts, transfers or disposition of Common Stock at any time during the Lock-Up Period if the number of shares so sold or transferred by the undersigned does not in the aggregate exceed ten percent (10%) of the aggregate number of (i) shares of Common Stock and (ii) shares of Common Stock issuable upon the exercise of options to acquire Common Stock held by the undersigned as of the date hereof.

The undersigned confirms that he, she or it understands that the underwriters and the Company will rely upon the representations set forth in this Agreement in proceeding with the Offering. The undersigned further confirms that the agreements of the undersigned are irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of securities held by the undersigned except in compliance with this Agreement. This Agreement shall terminate as August 15, 2005 if an Offering shall not have been consummated by such date.

Very truly yours,

(Name)

(Address)

2

Needham & Company LLC	June 20, 2005
ADAMS HARKNESS, INC.
A.G. EDWARDS & SONS, INC.
THOMAS WEISEL PARTNERS LLC
c/o Needham & Company, Inc.
445 Park Avenue
New York, New York 10022

Ladies and Gentlemen:

The undersigned is a holder of securities of Bottomline Technologies (de), Inc., a Delaware corporation (the “Company”), and wishes to facilitate the public offering of shares of the Common Stock (the “Common Stock”) of the Company pursuant to a take-down off the shelf (the “Offering”) under the Company’s Registration Statement on Form S-3 (file no. 333-122906). The undersigned recognizes that such Offering will be of benefit to the undersigned.

In consideration of the foregoing and in order to induce you to act as underwriters in connection with the Offering, the undersigned hereby agrees that, during the period commencing as of the date hereof and ending on the date that is ninety (90) days after the date of the final Prospectus Supplement relating to the Offering (the “Lock-Up Period”), the undersigned will not, without the prior written approval of Needham & Company, LLC, directly or indirectly, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, provided however that the foregoing shall not apply to any shares of Common Stock acquired by the undersigned on the open market after the date of the final Prospectus Supplement relating to the Offering. Any common stock received upon exercise of options granted to the undersigned will also be subject to this Agreement, provided that the exercise of such options by the undersigned will not be subject to this Agreement.

If (a) during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. In addition, the undersigned agrees that, without the prior written consent of Needham & Company, LLC, the undersigned will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

The undersigned confirms that he, she or it understands that the underwriters and the Company will rely upon the representations set forth in this Agreement in proceeding with the Offering. The undersigned further confirms that the agreements of the undersigned are irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of securities held by the undersigned except in compliance with this Agreement. This Agreement shall terminate as August 15, 2005 if an Offering shall not have been consummated by such date.

Very truly yours,

(Name)

(Address)

SCHEDULE IV

FORM OF OPINION OF COUNSEL TO

SELLING STOCKHOLDERS

July     , 2005

Needham & Company, LLC

ADAMS HARKNESS, INC.

A.G. EDWARDS & SONS, INC.

THOMAS WEISEL PARTNERS LLC

As Representatives of the several Underwriters

c/o Needham & Company, LLC

445 Park Avenue

New York, New York 10022

Bottomline Technologies (de), Inc.

Dear Ladies and Gentlemen:

We have acted as counsel to General Atlantic Partners 74, L.P., a Delaware limited partnership, GAP Coinvestment Partners II, L.P., a Delaware limited partnership, and GapStar, LLC, a Delaware limited liability company (collectively, the “U.S. Selling Stockholders”), and we have also acted as United States counsel to GAPCO GmbH & Co. KG, a limited partnership organized under the laws of Germany (the “German Selling Stockholder”, and together with the U.S. Selling Stockholders, the “Selling Stockholders”), in connection with the underwriting agreement (the “Underwriting Agreement”), dated June [    ], 2005, among the Underwriters named on Schedule I thereto (the “Underwriters”), for whom you are acting as representatives, Bottomline Technologies (de), Inc., a Delaware corporation (the “Company”), and the Selling Stockholders relating to sale by the Selling Stockholders today of [                    ] shares of common stock, par value $.001 per share (the “Common Stock”), of the Company. This opinion is being furnished at the request of the Selling Stockholders as contemplated by Section 6(f) of the Underwriting Agreement. Capitalized terms used and not otherwise defined in this letter shall have the respective meanings given those terms in the Underwriting Agreement.

In connection with the furnishing of this opinion, we have examined an original, or copy certified or otherwise identified to our satisfaction, of the Underwriting Agreement. In addition, we have examined: (i) such limited partnership and limited liability company records of the U.S. Selling Stockholders as we have considered appropriate, including a copy of the certificate of limited partnership, certificate of limited liability company, limited partnership agreement and operating agreement, each as amended, of the U.S. Selling Stockholders, as applicable, certified by the relevant U.S. Selling Stockholder as in effect on the date of this letter (collectively, the “Entity Documents”) and copies of resolutions of the general partner or managing member of each U.S. Selling Stockholder relating to the sale by it of shares of Common Stock pursuant to the Underwriting Agreement certified by it; and (ii) such other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions and beliefs expressed below. We have also relied upon oral and written statements of officers and representatives of the Selling Stockholders, the factual matters contained in the representations and warranties of the Selling Stockholders made in the Underwriting Agreement and upon certificates of public officials and the Selling Stockholders. In respect of matters of fact as to the ownership of the Shares to be sold by the Selling Stockholders, we have relied solely upon certificates of the Selling Stockholders without any independent inquiry.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or reproduced or conformed copies of valid existing agreements or other documents, the authenticity of the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete. We have also assumed, without independent investigation that (i) the German Selling Stockholder has all necessary partnership power and authority to execute, deliver and perform its obligations under the Underwriting Agreement, (ii) the execution, delivery and performance of the Underwriting Agreement has been duly authorized by all necessary partnership action and do not violate the German Selling Stockholder’s organizational documents or the laws of Germany, its jurisdiction of organization and (iii) the due execution and delivery of the Underwriting Agreement under the laws of Germany, its jurisdiction of organization.

We have also assumed, without independent investigation, that the Registration Statement has been declared effective by the Securities and Exchange Commission and remains effective as of the date of this letter.

Whenever we indicate that our opinion is based upon our knowledge or words of similar import, our opinion is based solely on the actual knowledge of the attorneys in this firm who are representing the Selling Stockholders in connection with the Underwriting Agreement and without any independent verification.

Based on the above, and subject to the stated assumptions, exceptions and qualifications stated below, we are of the opinion that:

2. Each U.S. Selling Stockholder has all necessary partnership or limited liability company power and authority to execute, deliver and perform its obligations under the Underwriting Agreement and to sell, assign, transfer and deliver the Shares.

3. The Underwriting Agreement has been duly authorized by each U.S. Selling Stockholder and has been duly executed and delivered by or on behalf of each U.S. Selling Stockholder.

4. With respect to each Selling Stockholder, the sale of the Shares to be sold by such Selling Stockholder under the Underwriting Agreement and the compliance by such Selling Stockholder with all of the provisions of the Underwriting Agreement with respect to such Shares will not (a) breach or result in a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to us to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, other than any breaches or defaults that could not reasonably be expected to materially adversely affect such Selling Stockholder’s ability to consummate the transactions contemplated by the Underwriting Agreement, (b) violate, in the case of each U.S. Selling Stockholder, such U.S. Selling Stockholder’s Entity Documents, and (c) violate Applicable Law or any judgment, order or decree of any court or arbitrator known to us, other than any violation that could not reasonably be expected to materially adversely affect such Selling Stockholder’s ability to consummate the transactions contemplated by the Underwriting Agreement. For purposes of this letter, the term “Applicable Law” means the Delaware Revised Uniform Limited Partnership Act (the “LPA”) and the Delaware Limited Liability Company Act (the “LLCA”), and those laws, rules and regulations of the United States of America, in each case which in our experience are normally applicable to the transactions of the type contemplated by the Underwriting Agreement, except that “Applicable Law” does not include the antifraud provisions of the securities laws of any applicable jurisdiction or any state securities or Blue Sky laws of the various States.

5. With respect to each Selling Stockholder, to our knowledge, no consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, which has not been obtained, taken or made (other than as required by any state securities or Blue Sky laws or the by-laws and rules of the NASD, as to which we express no opinion) is required under any Applicable Law for the performance by such Selling Stockholder of its obligations under the Underwriting Agreement in connection with the Shares to be sold by such Selling Stockholder thereunder, except for the filings (if any) by the Selling Stockholders with the Securities and Exchange Commission required pursuant to Section 13(d), Section 13(f) or Section 16 of the Securities Exchange Act of 1934, as amended. For purposes of this letter, the term “Governmental Authorities” means any executive, legislative, judicial, administrative or regulatory body of the State of Delaware or the United States of America.

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6. Each Selling Stockholder is the record owner of the Shares to be sold by such Selling Stockholder pursuant to the Underwriting Agreement.

7. Assuming each Underwriter acquires its interest in the Shares it has purchased under the Underwriting Agreement in good faith without notice of any adverse claim (within the meaning of Section 8-105 of the Uniform Commercial Code in effect in the State of New York in the date of this letter (the “NY-UCC”)) with respect to the Shares, (i) each Underwriter that has purchased the Shares delivered on the date hereof to The Depository Trust Company (assuming The Depository Trust Company is a clearing corporation within the meaning of Section 8-102(a)(5) of the NY-UCC) or other securities intermediary (assuming such other securities intermediary is a securities intermediary within the meaning of Section 8-102(14) of the NY-UCC) by making payment therefor as provided in the Underwriting Agreement, and that has had the Shares credited by book entry to the securities account or accounts (within the meaning of Section 8-501(a) of the NY-UCC, assuming that the securities intermediary’s jurisdiction (within the meaning of Section 8-110(e) of the NY-UCC) for the securities account or accounts is the State of New York) of such Underwriter maintained by The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the NY-UCC) to such Shares purchased by such Underwriter, and (ii) no action based on an adverse claim (within the meaning of Section 8-102(a)(1) and Section 8-502 of the NY-UCC) may be asserted against such Underwriter with respect to such Shares.

*        *        *

The opinions expressed above are limited to the laws of the State of New York, the LPA, the LLCA and the federal laws of the United States of America. Our opinions are rendered only with respect to the laws, and the rules, regulations and orders thereunder that are currently in effect. Please be advised that no member of this firm is admitted to practice in the State of Delaware.

This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Underwriting Agreement and may not be circulated to, or relied upon by, any other person without our prior written consent.

Very truly yours,

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

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